NU HORIZONS ELECTRONICS CORP.
                    70 Maxess Road      Melville, NY 11747
                      631-396-5000      Fax: 631-396-5060

Company Contact:  Paul Durando
                  Nu Horizons Electronics Corp.
                  631-396-5000

FOR IMMEDIATE RELEASE
---------------------

                  NU HORIZONS REPORTS FISCAL YEAR END 2006 AND
                       FOURTH QUARTER FISCAL 2006 EARNINGS

MELVILLE, NY, May 9, 2006--- Nu Horizons Electronics Corp. (Nasdaq/NM: NUHC), a leading distributor of active and passive electronic components today reported financial and operating results for the fourth quarter and year ended February 28, 2006.

For the fiscal year ended February 28, 2006, net sales from continuing operations increased to $561.3 million from $467.8 million in the comparable period last year, an increase of 20%. Net income for fiscal 2006 was $4.9 million or $.28 per diluted share compared with a net income of $3.1million or $.17 per diluted share in the year-earlier period.

Net sales for the fourth quarter increased to $164.1 million from $114.2 million for the comparable period last year, an increase of 44%. Net income for the current quarter was $2.1 million or $.11 per diluted share, compared with a net income of $116,000 or $.01 per diluted shares in the same period last year.

Arthur Nadata, Chairman of the Board and Chief Executive Officer of Nu Horizons states, "We are pleased to report a significant increase in top line revenues and improved earnings. Our worldwide investments in adding and upgrading sales and engineering personnel have greatly contributed to this growth. We now have seventeen sales offices in Asia, including new facilities in Thailand and Australia as well as additional branches in mainland China. In addition, our new and geographically expanded franchised semiconductor lines are fueling sales increases and new customer penetration. Design activity continues to be robust and we believe our customers continue to see the value of our design creation model."

Mr. Nadata concluded, "As the semiconductor distribution industry and its customers continue to respond to the rapid consolidation experienced over the last ten years, Nu Horizons has benefited from increased visibility, a focus on high technology semiconductor products and engineering expertise."

NUHC Reports Fourth Quarter And Fiscal Year End 2006 Results             Page 2

A conference call to further discuss earnings will be held today at 4:15 pm ET. The call can be accessed by dialing 1-888-208-1812, (international, dial 1-719-457-2654). A rebroadcast of the call will be available beginning at 7:00 pm ET at (888)-203-1112 (international, dial 1- 719-457-0820) Please refer to confirmation code 1227493. A webcast of the call will also be available, online (both live and after the call), at www.nuhorizons.com.
                                   ------------------

About Nu Horizons Electronics Corp.

Nu Horizons is a leading distributor of high technology active components, including analog, communications, discretes, optical, logic & peripherals, memory, microcontrollers, system on chip (SOC), board level and computer system products to a wide variety of commercial original equipment manufacturers
(OEMs). With sales facilities in thirty-three locations across North America and Asia, and logistics centers in centralized locations throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product and solutions expertise to its customers. Information on Nu Horizons and its services is available at www.nuhorizons.com. The Company does not undertake any obligation to update its forward-looking statements.

Except for historical information contained herein, the matters set forth in this news release are forward looking statements. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Nu Horizons' management, as well as assumptions made by and information currently available to its management. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the level of business and consumer spending for electronic products, the amount of sales of the Company's products, the competitive environment within the electronics industry, the ability of the Company to continue to expand its operations, the level of costs incurred in connection with the Company's expansion efforts and the financial strength of the Company's customers and suppliers. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons' financial condition, results of operations, growth strategy and liquidity. The Company does not undertake any obligation to update its forward-looking statements.


                                (Tables Follows)


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NUHC Reports Fourth Quarter And Fiscal Year End 2006 Results             Page 3


NU HORIZONS ELECTRONICS CORP.
Consolidated Statement of Operations

                                                                    For The Year Ended             For The Three Months Ended
                                                                    ------------------             --------------------------
                                                                02/28/06          02/28/05         02/28/06         02/28/05


NET SALES                                                    $   561,291,000    $ 467,849,000    $ 164,092,000   $ 114,222,000
                                                          --------------------------------------------------------------------
COSTS AND EXPENSES
  Cost of sales                                                  472,542,000      390,268,000      138,700,000      95,383,000
  Operating expenses                                              78,091,000       70,138,000       21,483,000      18,016,000
                                                          --------------------------------------------------------------------
                                                                 550,633,000      460,406,000      160,183,000     113,400,000
                                                          --------------------------------------------------------------------
INCOME FROM OPERATIONS                                            10,658,000        7,443,000        3,909,000         823,000
                                                          --------------------------------------------------------------------
OTHER (INCOME) EXPENSE
  Interest expense                                                 3,298,000        1,920,000        1,191,000         565,000
  Interest income                                                   (371,000)         (57,000)        (124,000)        (15,000)
                                                          --------------------------------------------------------------------
                                                                   2,927,000        1,863,000        1,067,000         550,000
                                                          --------------------------------------------------------------------
INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY
INTEREST                                                           7,731,000        5,580,000        2,842,000         273,000

Provision for income taxes                                         2,560,000        2,023,000          735,000          40,000
                                                          --------------------------------------------------------------------
INCOME BEFORE MINORITY INTERESTS

                                                                   5,171,000        3,557,000        2,107,000         233,000
  Minority interest in earnings of subsidiary                        287,000          484,000           18,000         117,000
                                                          --------------------------------------------------------------------
NET INCOME                                                   $     4,884,000    $   3,073,000    $   2,089,000   $     116,000
                                                          ====================================================================

NET INCOME PER COMMON SHARE:

  Basic                                                                 $.29             $.18             $.12            $.01
                                                          ====================================================================
  Diluted
                                                                        $.28             $.17             $.11            $.01
                                                          ====================================================================


WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
  Basic                                                           17,111,102       16,877,147       17,431,482      16,891,647
  Diluted                                                         17,704,373       17,768,649       18,276,162      17,689,764





                                     (more)

NUHC Reports Fourth Quarter And Fiscal Year End 2006 Results             Page 4




                 NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
                 ----------------------------------------------
                           CONSOLIDATED BALANCE SHEETS
                           ---------------------------

                                    -ASSETS-
                                     ------

                                                                                     February 28,       February 28,
CURRENT ASSETS:                                                                          2006               2005
                                                                                   ---------------     -------------
    Cash                                                                           $    10,873,000     $   7,024,000
      Accounts receivable - net of allowance for doubtful accounts of
       $4,702,000 and $4,582,000 for 2006 and 2005, respectively                        98,418,000        79,680,000
    Inventories                                                                        125,178,000        81,696,000
    Prepaid expenses and other current assets                                            1,746,000         1,783,000
                                                                                   ---------------     -------------
TOTAL CURRENT ASSETS                                                                   236,215,000       170,183,000

PROPERTY, PLANT AND EQUIPMENT - NET                                                      3,614,000         3,928,000

OTHER ASSETS:
    Subordinated note receivable                                                         2,000,000         2,000,000
    Other assets                                                                         1,645,000         1,688,000
                                                                                   ---------------     -------------
                                                                                   $   243,474,000     $ 177,799,000
                                                                                   ===============     =============


                     -LIABILITIES AND SHAREHOLDERS' EQUITY-
                      ------------------------------------

CURRENT LIABILITIES:
    Accounts payable                                                               $    48,352,000     $  20,252,000
    Accrued expenses                                                                     4,515,000         4,446,000
    Income taxes payable                                                                 1,525,000                 -
TOTAL CURRENT LIABILITIES                                                               54,392,000        24,698,000

LONG-TERM LIABILITIES:
    Revolving credit line                                                               50,600,000        22,800,000
    Deferred income taxes                                                                1,339,000         1,169,000
TOTAL LONG-TERM LIABILITIES                                                             51,939,000        23,969,000

MINORITY INTEREST IN SUBSIDIARIES                                                        1,487,000         1,200,000
                                                                                   ---------------     -------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
    Preferred stock, $1 par value, 1,000,000 shares authorized; none
      issued or outstanding                                                                     -                  -
    Common stock, $.0066 par value, 50,000,000 shares authorized;
      17,431,482  and 16,891,647 shares issued and outstanding for 2006 and
      2005, respectively                                                                   115,000           111,000
    Additional paid-in capital                                                          46,924,000        44,090,000
    Retained earnings                                                                   88,608,000        83,724,000
    Other accumulated comprehensive income (loss)                                            9,000             7,000
                                                                                   ---------------    --------------
TOTAL SHAREHOLDERS' EQUITY                                                             135,656,000       127,932,000
                                                                                   ---------------    --------------
                                                                                   $   243,474,000    $  177,799,000
                                                                                   ===============    ==============
                                                                 # # #

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